Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of September 26, 2023 by and among China Jo-Jo Drugstores, Inc., a Cayman Islands exempted company (the “Company”), and the purchasers listed on Schedule A hereto (the “Schedule of Purchasers”), each of which is herein referred to as a “Purchaser” and collectively, the “Purchasers.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions

(a) As used in this Agreement, the following terms shall have the following respective meanings:

(i) “Adverse Person” means such Persons that is either (1) a Person listed (during any of the three completed calendar years prior to the date hereof) in China Medicine Retail Company Top 100 published by the Ministry of Commerce of the PRC, or (2) a Person listed (during any of the three completed calendar years prior to the date hereof) in China Medicine Store Chains Comprehensive Capabilities Top 100 published by the 21st Century Medicine Store, as well as any Associate or Subsidiary of such Persons in clauses (1) or (2).

(ii) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(iii) “Associate” means, with respect to any Person, any other Person (together with any individual, firm, corporation, partnership, trust and incorporated or unincorporated association controlling it, controlled by it or under the same control with it) which, directly or indirectly, through voting securities or contractual arrangements or otherwise, (i) holds or has the right to acquire 25% or more of the capital stock, either in terms of economic interests or voting power, of the Person specified; (ii) is the single largest shareholder of the Person specified, or (iii) has the power to appoint or nominate or designate at least one-third of the members of the board of directors (or other equivalent authority, as applicable) or one-third or more of the senior executive officers of the Person specified.

(iv) “Company Intellectual Property” shall mean all of the Intellectual Property owned by the Company or any of its Subsidiaries.

(v) “Company Intellectual Property Agreements” shall mean the contracts in effect as of the date of this Agreement: (i) under which the Company or any of its Subsidiaries is granted a right to any third party’s Intellectual Property that is material to the operation of the Company’s business as a whole, other than licenses and related services agreements for commercially available technology or Intellectual Property, or (ii) under which the Company or any of its Subsidiaries has licensed to third parties rights under any material Company Intellectual Property, other than customer, developer and reseller licenses and other agreements entered into in the ordinary course of business or in connection with the sale or licensing of Company products or services.

(vi) “Company Options” shall mean options to purchase Ordinary Share under any of the Company Stock Option Plans.

(vii) “Company Stock Option Plan” shall mean each stock option plan, stock award plan, stock appreciation right plan, phantom stock plan, stock option, other equity or equity-based compensation plan, equity or other equity based award to any employee, whether payable in cash, shares or otherwise (to the extent not issued pursuant to any of the foregoing plans), or other plan or contract of any nature with any employee pursuant to which any stock, option, warrant or other right to purchase or acquire capital stock of the Company or right to payment based on the value of Company capital stock has been granted or otherwise issued.

(viii) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(ix) “FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended.

(x) “GAAP” shall mean United States generally accepted accounting principles.

(xi) “Governmental Entity” shall mean any national, provincial, state, municipal, local government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(xii) “Intellectual Property” shall mean the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor; (ii) copyrights, copyright registrations and applications therefor, and all other corresponding rights in works of authorship, however denominated; (iii) rights in industrial designs and any registrations and applications therefor; (iv) trademark rights and corresponding rights in trade names, logos and service marks, trademarks or service marks, and registrations and applications therefor; (v) trade secrets rights and corresponding rights in confidential business and technical information and know-how (“Trade Secrets”); and (vi) any similar or equivalent rights to any of the foregoing anywhere in the world (as applicable).

(xiii) “Knowledge” of any Person that is not an individual means the knowledge of such Person’s directors and officers.

(xiv) “Legal Requirements” shall mean any national, provincial, state, municipal, local or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(xv) “Lien” shall mean any pledge, claim, lien, charge, encumbrance, option and security interest of any kind or nature whatsoever.

(xvi)  “Material Adverse Effect” shall mean, when used in connection with an entity, any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), that could have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(xvii) “Nasdaq” shall mean the Nasdaq Capital Market.

(xviii) “Ordinary Share” shall mean the Ordinary Share of the Company, par value US$0.012 per share.

(xix) “Permits” shall mean all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities.

(xx) “Permitted Liens” shall mean (i) statutory liens for taxes that are not yet due and payable, (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law, (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (v) liens in the ordinary course of business, and (vi) liens in favor of customs and revenue authorities arising as a matter of an applicable Legal Requirement to secure payments of customs duties in connection with the importation of goods.

(xxi) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(xxii) “PRC” shall mean the People’s Republic of China and solely for the purposes of this Agreement, exclude Hong Kong SAR, Macao SAR and Taiwan.

(xxiii) “Predecessor” means China Jo-Jo Drugstores, Inc., a Nevada corporation and a predecessor to the Company.

(xxiv) “Preferred Shares” means the preferred shares of the Company, par value US$0.001 per share.

(xxv) “Prospectus” means the final prospectus filed for the Registration Statement.

(xxvi) “Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to each Purchaser at the Closing.

(xxvii) “Registration Statement” means the effective registration statement with SEC (file No. 333-259692), which registers the sale of the Securities to the Purchasers.

(xxviii) “Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

(xxix) “SEC” shall mean the U.S. Securities and Exchange Commission.

(xxx) “Securities” means the Ordinary Shares, the Warrants and the Warrant Shares.

(xxxi) “Securities Act” shall mean the Securities Act of 1933, as amended.

(xxxii) “Subsidiaries” shall mean, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For the avoidance of doubt, the Subsidiaries of the Company shall include any variable interest entity over which the Company or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with the Company in accordance with generally accepted accounting principles applicable to the Company.

(xxxiii) “Transaction Documents” means this Agreement, the Warrants, and all exhibits and schedules hereto and thereto.

(xxxiv)“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 1501st Ave, Brooklyn NY 11219 and any successor transfer agent of the Company.

(b) The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section where Defined
Accredited Investor	4(d)
Agreement	Preamble
Board	3(e)(iii)
Closing	2(c)
Company	Preamble
Company Balance Sheet	3(e)(ii)
Company Financials	3(e)(ii)
Company Permits	3(m)(ii)
Company SEC Reports	3(e)(i)
correspondence	6(b)(i)
Irreparable Breach	6(e)(iii)
Purchase Shares	2(a)
Purchaser	Preamble
Purchasers	Preamble
Schedule of Purchasers	Preamble
Trade Secrets	1(a)(x)
Warrant	2(a)
Warrant Shares	2(a)

2. Purchase and Sale

(a) Purchase and Sale of the Purchase Shares.  At the Closing, the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree, severally but not jointly, to purchase, for a purchase price of $0.26 per share (the “Purchase Price”), Ordinary Shares in the amounts listed on the Schedule of Purchasers (the “Purchase Shares”).

(b) Warrant. At the Closing and in connection with the purchase and sale of the Purchase Shares, the Company agrees to issue to each Purchaser a warrant (the “Warrant”) in substantially the form attached hereto as Exhibit B to purchase two times of the number of Ordinary Shares such Purchaser is purchasing pursuant to Section 2(a) above (such Ordinary Shares issuable upon exercise of the Warrants, the “Warrant Shares”).

(c) Closing. At the closing (the “Closing”), the Company shall issue and sell the Purchase Shares and Warrant to the Purchasers as indicated on the Schedule of Purchasers. The Closing shall take place remotely through the exchange of signature pages and documents electronically or by facsimile. The Closing shall take place on the first business day following the date of this Agreement or a later date as mutually agreed upon by all parties.

(d) Company Deliveries. At the Closing, the Company shall deliver to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a book-entry account statement representing the Purchase Shares being purchased by such Purchaser at the Closing, as set forth opposite such Purchaser’s name in the Schedule of Purchasers;

(iii) a Warrant registered in the name of such Purchaser to purchase up to a number of Ordinary Shares equal to 200% of such Purchaser’s Purchase Shares, with an exercise price equal to $0.26 per Warrant Share (the “Exercise Price”), subject to adjustment therein; and

(iv) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(e) Purchaser Deliveries. At the Closing, each Purchaser deliver to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the purchase price for the Purchase Shares the Purchaser is purchasing as indicated in the Schedule of Purchasers, made by wire transfer of funds to a bank account of the Company in accordance with the Company’s wire instructions.

3. Representations and Warranties of the Company.  Except as set forth in the Company SEC Reports, the Company hereby represents and warrants to the Purchasers as follows:

(a) Organization; Good Standing; Qualification; Subsidiaries. The Company and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (when such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted as described in the Company SEC Reports. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Capitalization.

(i) Capital Stock. (i) The authorized capital stock of the Company consists of 500,000,000 Ordinary Shares and 10,000,000 Preferred Shares. As of the date hereof, 23,697,210 Ordinary Shares were issued and outstanding and none of the Preferred Shares were issued and outstanding. All of the outstanding shares of capital stock of Company are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(ii) Equity Incentive Plan. As of the date hereof: 58,379 Ordinary Shares are reserved for future issuance under the Company Stock Option Plan. All Ordinary Shares subject to issuance under the Company Stock Option Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable (including payment of the exercise price therefor), would be duly authorized and validly issued, fully paid and nonassessable. Except for outstanding Company Options, there are no outstanding or authorized restricted stock unit, stock appreciation, phantom stock, profit participation or other forms of stock-based awards with respect to the Company.

(iii) Other Securities. As of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding Ordinary Shares, all outstanding Company Options, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance in all material respects with all applicable securities laws and other material Legal Requirements.

(c) Authorization; Non-Contravention.

(i) Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Purchase Shares and the Warrants has been taken prior to the date hereof, and each of this Agreement and the other Transaction Documents to which the Company is a party, when validly executed by each of the Purchasers, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained therein may be limited by applicable federal or state securities laws.

(ii) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and of the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchase Shares and the Warrants) will not (i) result in a violation of the Company’s charter documents (each as amended to date), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) subject to the consents set forth in Section 3(f), result in a violation of any Legal Requirement applicable to the Company or by which any property or asset of the Company or any Subsidiary is bound or affected.

(d) SEC Filings; Financial Statements; Internal Controls.

(i) SEC Filings. As of the date hereof, the Company or the Predecessor, as applicable, has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC. All such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC have been made available to the Purchasers or are publicly available in the Interactive Data Electronic Applications database of the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents, as amended, are referred to herein as the “Company SEC Reports.” As of their respective dates (or if subsequently amended or supplemented, on the date of such amendment or supplement), the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, with respect to any Company SEC Report. Neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(ii) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”): (i) complied in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-K, 20-F, 10-Q, 8-K, 6-K or any successor or like form under the Exchange Act); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated. The balance sheet of the Company as of March 31, 2023 contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Except as disclosed in the Company Financials, since the date of the Company Balance Sheet and through the date hereof, neither the Company nor any of its Subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

(iii) Sarbanes-Oxley and Internal Controls. To the Knowledge of the Company, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing. The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the board of directors of the Company (the “Board”), and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness, in each case which has not been subsequently remediated, in the system of internal accounting controls utilized by the Company and its Subsidiaries, taken as a whole, or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company.

(e) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, except for those that have been obtained on or prior to the date hereof.

(f) Brokers or Finders.  The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(g) Nasdaq.  The Ordinary Shares are listed on Nasdaq. There are no proceedings to revoke or suspend such listing and the Company has not received any notice from Nasdaq, nor does the Company have Knowledge of any reason that the Company does not or will not meet the listing or maintenance requirements for continuing listing on Nasdaq.

(h) Valid Issuance of Securities.  The Purchase Shares have been duly authorized, and the Purchase Shares and the Warrants, when issued, sold and delivered in accordance with the terms of this Agreement and upon payment of the purchase price therefor, will be validly issued, fully paid and nonassessable, and free and clear of all Liens (other than restrictions on transfer imposed by U.S. law (both state and federal) or other applicable securities laws and as set forth in the Transaction Documents). The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer imposed by U.S. law (both state and federal) and other applicable securities laws and as set forth in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Warrants.

(i) Offering.  The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on December 19, 2022, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering.

(j) No Material Adverse Effect. Since March 31, 2023, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

(k) Intellectual Property. (i) The Company Intellectual Property is owned by the Company or its Subsidiaries free and clear of Liens, other than (i) Permitted Liens, (ii) encumbrances, restrictions or other obligations arising under any of the Company Intellectual Property Agreements, or (iii) Liens that could not be reasonably expected to have a Material Adverse Effect on the Company.

(ii) The Company and each of its Subsidiaries has taken reasonable steps consistent with applicable industry practice to protect and preserve the confidentiality of material confidential information that they wish to, or are obligated by third parties to, protect as Trade Secrets, and, to the Knowledge of the Company, there is no misappropriation from the Company of such Trade Secrets by any Person, except where such misappropriation could not reasonably be expected to have a Material Adverse Effect on the Company.

(iii) To the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of its or their current products or services is infringing upon or otherwise violating the Intellectual Property of any third party, except where such infringement could not reasonably be expected to have a Material Adverse Effect on the Company.

(iv) As of the date of this Agreement, the Company has not received written notice of any suit, claim, action, investigation or proceeding made, conducted or brought by a third party that has been served upon or, to the Knowledge of the Company, filed or threatened in writing with respect to any alleged infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their current products or services or other operation of the Company’s or its Subsidiaries’ business of the Intellectual Property of such third party. As of the date of this Agreement, to the Knowledge of the Company, there is no pending or threatened claim challenging the validity or enforceability of, or contesting the Company’s or any of its Subsidiaries’ rights with respect to, any of the material Company Intellectual Property.

(v) The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not result in (i) the Company or its Subsidiaries granting to any third party any rights or licenses to any Company Intellectual Property, (ii) any right of termination or cancellation under any Company Intellectual Property Agreement, or (iii) the imposition of any Lien on any Company Intellectual Property, except where any of the foregoing (in clauses (i) through (iii)) would not have a Company Material Adverse Effect.

(l) Compliance; Permits.

(i) Compliance. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or in violation of any Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound or affected, except for conflicts, violations and defaults that would not have a Material Adverse Effect on the Company. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened in a writing delivered to the Company or any of its Subsidiaries, against the Company or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have a Material Adverse Effect on the Company.

(ii) Permits. The Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company, as currently conducted, the failure to hold which would reasonably be expected to have a Material Adverse Effect on the Company (collectively, “Company Permits”). As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of Company, threatened. The Company and its Subsidiaries comply in all material respects with the terms of the Company Permits.

(m) Litigation. As of the date hereof, there are no claims, suits, actions or proceedings or, to the Knowledge of the Company, pending or threatened in writing against the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company.

(n) Ownership of Assets. Other than Permitted Liens, to the Knowledge of the Company, there are no Liens over or affecting the whole or any part of the material assets of the Company.

(o) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(p) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

4. Representations, Warranties and Covenants of the Purchasers.  Each of the Purchasers, severally and not jointly, represents and warrants to the Company as follows:

(a) Authorization. All corporate action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Purchaser hereunder and thereunder, has been taken prior to the date hereof, and each of this Agreement, when validly executed by the Company, constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account.  The Purchase Shares and the Warrants to be purchased by the Purchaser will be acquired for investment for the Purchaser’s own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not a party to any contract, understanding, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Purchase Shares or the Warrants purchased by it.

(c) Receipt of Information.  The Purchaser has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the issuance and sale of the Purchase Shares and the Warrants, and the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire such information without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. In particular, the Purchaser acknowledges the receipt of the Company’s semi-annual report for the six months ended September 30, 2022. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon. The Purchaser acknowledges and understands that no Person other than the Company has been authorized to give any representations not contained in this Agreement in connection with the issuance and sale of the Purchase Shares and the Warrants and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

(d) Governmental Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

(e) Adverse Person. The Purchaser is not an Adverse Person.

5. Conditions Precedent to Closing.

(a) Conditions to the Obligation of the Purchasers to Consummate the Closing.  The obligation of each of the Purchasers to consummate the Closing and to purchase and pay for the Purchase Shares and the Warrants being purchased by it pursuant to this Agreement and the Prospectus and the Prospectus Supplement is subject to the satisfaction of the following conditions precedent:

(i) Representations and Warranties; Covenants.

(1) Each of the representations and warranties of the Company in Section 3 shall be true and correct in all respects as of the date of this Agreement and as of the date of the Closing as though made at that time.

(2) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement prior to the date of Closing.

(3) The Company shall have prepared the form ready to be submitted to the Chinese Securities Regulatory Commission within three business days from the closing of the transaction contemplated under this Agreement regarding this offering under its Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which became effective on March 31, 2023.

(ii) Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance, sale and purchase of the Purchase Shares and the Warrants, and the purchase and the procurement of foreign exchange for payment of the Purchase Price, pursuant to this Agreement shall have been duly obtained and effective as of the Closing.

(iii) Warrant. The Company shall have executed and delivered to each Purchaser the Warrant being purchased by such Purchaser hereunder, registered in the name of such Purchaser.

(b) Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the Closing and to issue and sell the Purchase Shares and the Warrant to the Purchasers at the Closing is subject to the satisfaction of the following conditions precedent:

(i) Representations and Warranties; Covenants.

(1) Each of the representations and warranties of each Purchaser in Section 4 shall be true and correct in all respects as of the date of this Agreement and as of the date of the Closing as though made at that time.

(2) Each of the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement prior to the date of Closing.

(ii) Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Purchase Shares and the Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous Provisions.

(a) Public Statements or Releases.  None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 6(a) shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy any Legal Requirements applicable to it, but to the extent not inconsistent with such Legal Requirements, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

(b) Notices.

(i) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by international courier, facsimile, electronic mail or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid. Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery; provided that facsimile or electronic mail alone does not constitute an effective notice.

(ii) All correspondence to the Company shall be addressed as follows:

China Jo-Jo Drugstores, Inc.

Hai Wai Hai Tongxin Mansion Floor 6

Gong Shu District, Hangzhou City

Zhejiang Province, China 310008

Attn: Chief Financial Officer

frank.zhao@jojodrugstores.com

(iii) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth under such Purchaser’s name on the Schedule of Purchasers.

(iv) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

(c) Captions.  The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

(d) Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(e) Governing Law; Arbitration; Injunctive Relief.

(i) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York.

(ii) Other than as set forth in Section 6(e)(iii), each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, may be settled by arbitration to be held in the Borough of Manhattan in The City of New York in accordance with the rules then in effect of the American Arbitration Association, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the non-exclusive jurisdiction of the State of New York in any such arbitration or to the jurisdiction of state of federal courts in the state of New York in any of the legal actions or claims. If submitted to arbitration in any jurisdiction, the decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

(iii) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an “Irreparable Breach”). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any court of law of competent jurisdiction, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party’s reasonable costs, including attorney’s fees, incurred in connection with defending such action. Such remedies shall not be the parties’ exclusive remedies but shall be in addition to all other remedies provided in this Agreement.

(f) Amendment.  This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Company and Purchasers.

(g) Expenses.  Each party will bear its own costs and expenses in connection with the drafting and negotiation of this Agreement and the other Transaction Documents.

(h) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (except by merger, stock sale, consolidation, reorganization or similar transaction) and no Purchaser may assign any or all of its rights under this Agreement to an Adverse Person or without the prior written consents of the Company. Any purported assignment in violation of this Section shall be void.

(i) Survival.  The respective representations and warranties given by the parties hereto shall terminate upon the earlier of (i) the first anniversary of the Closing, and (ii) the date on which this Agreement is terminated in accordance with Section 6(m) of this Agreement. Notwithstanding any applicable statute of limitations, any claim with respect to the failure of a representation or warranty to be true and correct (other than as a result of fraud or willful misconduct) that is not asserted within such timeframes may not be pursued and is hereby irrevocably waived after such time.

(j) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

(k) Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and in accordance with the provisions of Section 6(f) hereof.

(l) Counterparts; Reproductions.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile, portable document file (PDF) or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by facsimile, electronic mail or any similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

(m) Termination.

(i) This Agreement may be terminated, and the transactions contemplated hereby abandoned at any time, by mutual consent of the Company and Purchasers. This Agreement may also be terminated (x) by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the Company, or (y) by the Company, by written notice to the Purchasers, in each case if the Closing has not been consummated on or before the tenth (10th) day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties), and provided, further, that the right of any party to terminate this Agreement shall not be available to any party who’s action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

(ii) If terminated, this Agreement shall become void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors or affiliates; provided, however, that (1) each party shall remain liable for any breach of this Agreement prior to its termination, and (2) the provisions of this Section 6 shall remain in full force and effect and survive any termination.

(n) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

CHINA JO-JO DRUGSTORES, INC.

By:

Name:
Title:

Signature Page To Ordinary Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASERS

By:

Name:
Title:

Signature Page To Ordinary Share Purchase Agreement

Schedule A

SCHEDULE OF PURCHASERS

Exhibit B

FORM OF WARRANT